UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2025

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

770 First Avenue, Suite 425
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02. Unregistered Sale of Equity Securities
The information contained in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the Inducement Awards (as defined below) pursuant to Nasdaq Listing Rule 5635(c)(4) is incorporated by reference. The Inducement Awards were granted in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), as a result of the sophistication and accredited investor status of the recipient and because the transaction did not involve a public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 25, 2025, Mitek Systems, Inc. (the “Company”) appointed that Garret Gafke was appointed as the Company’s Chief Operating Officer, effective immediately.
Mr. Garrett Gafke is regarded as a leading figure in the identity, fraud, and payments markets. With over 25 years of executive experience, he combines early-stage innovation with public company expertise, having served as both a successful entrepreneur and a Fortune 500 executive. Currently, Mr. Gafke (2023-current) has been an active investor, board advisor, and operator working with startups, private equity, and venture funds. He previously served as President of Intellicheck (2021-2023) and was Founder, President, and CEO of IdentityMind (2011-2021), a digital identity company acquired by GB Group Plc. Prior to that, he served as President and CEO of Paymate (2008-2011), a global payments and risk platform acquired by Flexigroup Ltd. Mr. Gafke age, 53 holds a B.A. from Chaminade University.
In connection with his appointment as the Company’s Chief Operating Officer, Mr. Gafke entered into an Executive Employment Agreement with the Company, dated April 25, 2025 (the “Executive Employment Agreement”). Under the Executive Employment Agreement, he will be paid a cash salary of $425,000 per year. Mr. Gafke will be eligible to receive an annual bonus with a target bonus amount equal to 75% of his then-current base salary (and not to exceed 150% of his then-current base salary for overachievement) subject to the Company’s achievement of certain business and/or financial goals and Mr. Gafke’s achievement of individual performance goals to be established in the ordinary course. In addition, Mr. Gafke is entitled to a $187,500 cash sign-on bonus that is subject to repayment if Mr. Gafke’s employment is terminated by the Company for “cause” or if he resigns without “good reason” (each as defined in the Executive Employment Agreement) within the 18 month period following his start date. Mr. Gafke will also be eligible to participate in certain Company-sponsored benefits, such as health insurance plans, provided he meets the respective plan eligibility requirements. Under the Company’s reimbursement policies, he will be entitled to reimbursement of his reasonable out of pocket costs and expenses incurred on Company business.
Pursuant to Mr. Gafke’s Executive Employment Agreement, if Mr. Gafke’s employment with the Company is terminated by the Company without “cause” or by Mr. Gafke for “good reason”, in each case, other than in connection with a “change of control” (as defined in the Executive Employment Agreement), then as long as Mr. Gafke signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date as well as any earned but unpaid bonus from the prior fiscal year; (ii) a lump-sum cash amount equal to 100% of his base salary and target bonus as of his termination date; (iii) a lump-sum cash amount equal to a pro-rated portion of the Bonus based on actual performance year to date for the fiscal year in which Executive’s employment ceases; and (iv) a lump-sum cash amount equal to the value of twelve (12) months of COBRA continuation coverage.
Pursuant to Mr. Gafke’s Executive Employment Agreement, if Mr. Gafke’s employment with the Company is terminated without “cause” or for “good reason” at any time within the four (4) months prior to the Company’s entry into a definitive agreement to effect a transaction(s) that will result in a change of control and the twelve (12) month period following the consummation of a “change of control” (such period the “Change of Control Period”), then as long as Mr. Gafke signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date as well as any earned and unpaid bonus from the prior fiscal year; (ii) a lump-sum cash amount equal to 150% of his base salary and bonus as of his termination date; (iii) a lump-sum cash amount equal to the value of eighteen (18) months of COBRA continuation coverage; (v) other than as may be set forth in an individual equity award, (A) all non-performance time-based equity awards granted to him will vest and become immediately exercisable or settle (as applicable) and (B) any performance-based equity awards will vest and become exercisable or settle (as assuming target performance was satisfied; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
The foregoing summary of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
As a material inducement to Mr. Gafke’s employment and in accordance with Nasdaq Listing Rule 5635(c)(4), on April 25, 2025, the Company’s Board of Directors and the Compensation Committee of the Board of Directors approved employment inducement award grants to Mr. Gafke outside of the Company’s Amended and Restated 2020 Stock Incentive Plan with a grant date fair value of $4,000,000. The composition of these awards is heavily weighted towards performance vesting with $3,000,000 of the at-target value in the form of performance-vesting restricted stock units (“Performance-Based RSUs”) and the remaining $1,000,000 in the form of service-based restricted stock units (“Time-Based RSUs”). The performance-based vesting criteria aims to directly tie a significant portion of Mr. Gafke’s compensation package to building stockholder value. The awards consist of (i) 360,576 Performance-Based RSUs that vest, if at all, upon the achievement of target-level stock price performance goals of the Company compared to the Russell 2000 (with an additional 360,576 Performance-Based RSUs eligible to vest upon the achievement of above-target level performance) (the “Russell 2000 PSUs”), and (ii) 120,192 Time-Based RSUs that vest in four equal annual installments from the start date. In each case, vesting of the Performance-Based RSUs and Time-Based RSUs is subject to Mr. Gafke’s continuous employment through the applicable vesting date or earlier vesting due to a change of control and certain termination events described below.
The foregoing summary of the Inducement Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Mr. Gafke has entered into the Company’s standard form of indemnification agreement for directors and officers previously filed with the Securities and Exchange Commission, which provides for the indemnification by the Company in certain circumstances for actions taken in connection with his service to or for the Company.
There are no arrangements or understandings between Mr. Gafke and any other persons pursuant to which he was selected as the Company’s Chief Operating Officer. There are no family relationships between Mr. Gafke and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On April 28, 2025, the Company issued a press release, announcing the changes described above. A copy of such press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated April 25, 2025, by and between Mitek Systems, Inc. and Garrett Gafke.
10.2	Inducement Performance Restricted Stock Unit Award Agreement, dated as of April 25, 2025, by and between Garrett Gafke and Mitek Systems, Inc.
10.3	Inducement Restricted Stock Unit Award Agreement, dated as of April 25, 2025, by and between Garrett Gafke and Mitek Systems, Inc.
99.1	Press Release issued on April 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

April 28, 2025	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer